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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30913, 333-67677, 333-30915, 333-16967,
333-47747, 333-30812 and 333-37722) and Form S-3 (Nos. 333-61679, 333-70025,
333-94343 and 333-35622) of Greater Bay Bancorp of our report dated October 17, 2000 relating to the supplemental consolidated financial statements, which appears in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
October 17, 2000